Exhibit 10.1

AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered as of April 3, 2009 by and between Silicon Valley Bank (“Bank”) and Entropic Communications, Inc., a Delaware corporation (“Borrower”) whose address is 6290 Sequence Drive, San Diego, California 92121.

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of April 11, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”; capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement).

B. Borrower has requested that Bank amend the Loan Agreement, and Bank has agreed to the same, subject to the terms and conditions as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Modified Definition. The defined term “Revolving Line Maturity Date” as set forth in Section 13.1 of the Loan Agreement is hereby amended to be “April 24, 2009.”

2. Limitation of Amendments. The amendment set forth herein is effective for the purpose set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Entropic Communications, Inc.

By:	/s/ Derek R. Brunelle	By:	/s/ Kurt Noyes
Name:	Derek R. Brunelle	Name:	Kurt Noyes
Title:	Relationship Manager	Title:	VP Finance